Exhibit 10.6

THIRD AMENDMENT TO THE TWO RIVER COMMUNITY BANK SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS THIRD AMENDMENT TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (this “Amendment”) is made as of August 8, 2019 by and between Two River Community Bank (“TRCB” or “Employer”), a banking corporation organized under the laws of the State of New Jersey, with its principal office at 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724; and A. Richard Abrahamian (“Executive”), whose business address is 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724.

WHEREAS, TRCB and Executive executed a Supplemental Executive Retirement Agreement (the “Agreement”) dated January 1, 2012; and

WHEREAS, Pursuant to Section 8.1 of the Agreement TRCB has reserved to itself the right to amend the Agreement from time to time; and

WHEREAS, TRCB and the Executive executed the First Amendment to the Agreement on June 1, 2013; and

WHEREAS, TRCB and the Executive executed the Second Amendment to the Agreement on September 30, 2016; and

WHEREAS, TRCB wishes to amend the Agreement to revise certain forfeiture provisions.

NOW THEREFORE, the Bank determines as follows:

Section 1.6 of the Agreement is amended and replaced as follows:

1.6

"Cause" means any of the following acts or circumstances: gross negligence or gross neglect of duties to Employer; conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the executive’s employment with Employer; or fraud, disloyalty, dishonesty or willful violation of any law or significant Employer policy committed in connection with the executive's employment and resulting in a material adverse effect on Employer.

Section 2.8 of the Agreement, Termination for Cause, is amended by adding a new sentence to the end of such section which reads:

“On and after the date a Change in Control occurs this Section 2.8 shall be null and void.”

IN WITNESS WHEREOF, the Bank and the Executive hereby execute this Amendment.

EXECUTIVE: /s/ A. Richard Abrahamian A. Richard Abrahamian	TWO RIVER COMMUNITY BANK: By: /s/ William D. Moss William D. Moss, CEO